UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional materials
[ ]	Soliciting Material Under Rule14a-12

Presidio Property Trust, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]	No fee required.

[ ]	No fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

Presidio Property Trust, Inc.

Dear Stockholder,

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Presidio Property Trust, Inc., a Maryland corporation, to be held at 8:30 a.m., P.D.T., Wednesday, May 30, 2018 at the Company’s headquarters, 1282 Pacific Oaks Place, Escondido, California, 92029. The attached Notice of Annual Meeting describes the business we will conduct at the annual meeting and provides information about how to access the proxy materials that you should consider when you vote your shares.

At the Annual Meeting, eight (8) individuals will be elected to our Board of Directors.  In addition, we will ask stockholders to consider and vote upon the ratification of the appointment of Squar Milner LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.  The Board of Directors recommends the approval of these proposals.  Such other business will also be transacted as may properly come before the annual meeting or any postponement or adjournment thereof.  These foregoing items of business are more fully described in the accompanying Proxy Statement.  We urge you to carefully review the Proxy Statement.

Whether you own a few or many shares, we hope you will be able to attend the Annual Meeting.  Whether you plan to attend the Annual Meeting or not, it is important that you cast your vote either in person or by proxy.  None of our stockholders own more than 10% of our outstanding shares so every vote is important to us.  Therefore, when you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement.  We encourage you to authorize your vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.  In order to make it easy to vote your shares, in addition to your proxy card, we have added the ability for you to authorize your vote by telephone or through the Internet.

YOUR VOTE MATTERS.  We urge you to authorize your vote via phone or Internet at www.proxypush.com/presidiopt or mark, sign, date, and return your enclosed proxy card in the postage paid envelope so your shares will be represented at the meeting.

Thank you for your ongoing support of Presidio Property Trust, Inc.  We look forward to seeing you at our Annual Meeting.

Jack K. Heilbron
Chairman of the Board
Chief Executive Officer
April 13, 2018

Presidio Property Trust, Inc.

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME:  8:30 a.m., P.D.T.

DATE:  May 30, 2018

PLACE:  1282 Pacific Oaks Place, Escondido, California, 92029

PURPOSE:

Proposal 1:	To elect eight (8) members to serve on our Board of Directors until the 2019 annual meeting of stockholders or until their respective successors are duly elected and qualify;

Proposal 2:	To consider and vote upon the ratification of the appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018;

Proposal 3	To consider and vote upon the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the attached Proxy Statement, which forms a part of this notice and is incorporated herein by reference.

WHO MAY VOTE:

Our Board of Directors has fixed the close of business on March 30, 2018 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to furnish proxy materials to our stockholders over the Internet.  Alternatively, we are sending full set proxy materials to some of our stockholders and to any stockholder who has elected to receive proxy materials by mail.  We believe that this combination of the e-proxy process and the full set mailing will ensure our stockholders’ receipt of proxy materials, lower the cost of the proxy and mailing, reduce the environmental impact of our Annual Meeting, and help ensure that we can establish a quorum.  Accordingly, we will send either a Notice of Internet Availability of Proxy Materials or a full set of proxy materials on or about April 13, 2018, and provide access to our proxy materials over the Internet, beginning on April 13, 2018 for the beneficial owners of our common stock as of the close of business on the record date.  If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail.  Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review this proxy statement and our annual report, how to authorize your proxy online or by telephone, and how to receive a printed copy of our proxy materials.

Your proxy is important. Whether or not you plan to attend the Annual Meeting, please authorize your proxy by Internet or telephone, or, if you received a paper copy of the materials by mail, mark, sign, date and return your proxy card, so that your shares will be represented at the Annual Meeting.  If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF
DIRECTORS

By:	/s/ Kathryn Richman
Name: Kathryn Richman
Title: Corporate Secretary
April 13, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to be held on May 30, 2018:

This Proxy Statement and our 2017 Annual Report to Stockholders are available at www.proxydocs.com/presidiopt.

Presidio Property Trust, Inc.
1282 Pacific Oaks Place
Escondido, California 92029

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 30, 2018 at 8:30 a.m. P.D.T.

This Proxy Statement is furnished to the stockholders of Presidio Property Trust, Inc., a Maryland corporation, in connection with the solicitation by the Board of Directors of the Company (the “Board” or “Board of Directors”) of your proxy to be voted at the 2018 annual meeting of the stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 30, 2018 at 8:30 a.m., P.D.T., at our corporate headquarters, 1282 Pacific Oaks Place, Escondido, California, 92029 and at any postponements or adjournments thereof.  References in this Proxy Statement to “the Company,” “Presidio Property Trust,” “we,” “us,” “our” or like terms also refer to Presidio Property Trust, Inc. The mailing address of our principal executive office is 1282 Pacific Oaks Place, Escondido, California 92029. As described in detail in this Proxy Statement, in addition to mailing copies of our proxy materials to our stockholders, we have chosen to also deliver this Proxy Statement, its accompanying proxy materials, and our 2017 Annual Report (the “Annual Report”) electronically by posting them on our website and mailing either Notices of Internet Availability of Proxy Materials or full set proxy materials to stockholders on or about April 13, 2018. This Proxy Statement and the accompanying proxy materials (together with our Annual Report) are also posted on our website at www.presidiopt.com.

Important Information Regarding Delivery of Proxy Materials

What is “Notice and Access”?

“Notice and access” generally refers to rules governing how companies must provide proxy materials. Under the notice and access model, a company may select either of the following two options for making proxy materials available to stockholders:

•	the full set delivery option; or

•	the notice only option.

A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others.

What is the Full Set Delivery Option?

Under the full set delivery option, a company delivers all proxy materials to its stockholders. This delivery can be by mail or, if a stockholder has previously agreed, by e-mail. In addition to delivering proxy materials to stockholders, the company must also post all proxy materials on a publicly accessible website and provide information to stockholders about how to access that website.

What is the Notice Only Option?

Under the notice only option, a company must post all its proxy materials on a publicly accessible website and delivers a Notice of Internet Availability of Proxy Materials. The notice includes, among other matters:

•	information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting;

•	information regarding the website where the proxy materials are posted; and

•	the means by which a stockholder can request paper or e-mail copies of the proxy materials.

In connection with its Annual Meeting, Presidio Property Trust has elected to use both the Notice Only option and the full set option. Accordingly, you should have received either the Presidio Property Trust Notice of Internet Availability of Proxy Materials by mail which included instructions on how to access and view the materials and vote online or by telephone, or a full set paper copy of the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017.

You may view your proxy materials, including our Annual Report and proxy card online by going to www.proxydocs.com/presidiopt.  If you received the Notice Only or if you would like multiple copies of the Annual Report or prefer a paper copy(ies) of the proxy materials, you may request such copies by calling 1-866-648-8133.  You will also have the opportunity to make a request to receive paper copies for all future meetings or only for the 2018 Annual Meeting. Paper copies will be sent within three business days via first class mail.

PURPOSE OF THE MEETING

At the Annual Meeting, the stockholders of the Company will be asked:
Proposal 1:	To elect eight (8) members to serve on our Board of Directors until the 2019 annual meeting of stockholders or until their respective successors are duly elected and qualify;

Proposal 2:	To consider and vote upon the ratification of the appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018; and

Proposal 3	To consider and vote upon the transaction of such other business as may properly come before the meeting or any postponement or adjournment thereof.

QUORUM

The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast on a matter will constitute a quorum at the Annual Meeting. Votes “for” and “against,” “abstentions”, and “broker non-votes” will all be counted as present to determine whether a quorum has been established.  If a quorum is not present, the chairman of the meeting or the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting to a date not more than one hundred and twenty (120) days after the original record date without notice other than announcement at the meeting.  The persons named as proxies will vote in favor of any such adjournment.

VOTING RIGHTS

Only holders of record of outstanding shares of our common stock at the close of business on March 30, 2018 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.  As of the record date, there were issued and outstanding 17,794,777 shares of common stock.  Each share of common stock entitles the holder thereof to one vote for as many individuals as there are directors to be elected at the Annual Meeting and one vote on each other matter properly brought before the Annual Meeting.

VOTING PROCEDURES

An abstention from voting on any proposal and broker non-votes are considered present for the purpose of determining the presence of a quorum.  A “broker non-vote” occurs when a bank, broker, or other holder of record holding shares for a beneficial owner does not vote because that holder does not have discretionary voting power and has not received voting instructions from the beneficial owner. Brokers no longer have the discretion to vote your shares without receiving voting instructions from you in an uncontested election of directors.  This is a very important change to the process that many investors may have relied on when considering whether to return voting instructions. As a result, if you don’t complete the voting instructions, your votes will not be cast for the election of directors.

Telephone and Internet voting for all stockholders of record will be available 24-hours a day, and will close at 11:59 p.m., P.D.T., on Tuesday, May 29, 2018.  Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote in person at the meeting.  For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

VOTE REQUIRED

Voting for the election of directors in Proposal 1 will be cumulative if, prior to commencement of the voting, a stockholder gives us notice of his or her intention to cumulate votes.  If any stockholder gives such a notice, then every stockholder will be entitled to such rights, in which case, you may cumulate your total votes and cast all of your votes for any one or a combination of director nominees.  In cumulative voting, your total votes equal the number of director nominees multiplied by the number of shares of common stock that you are entitled to vote.  In the event that a quorum is not present and the meeting is not convened, each of the Company’s current directors will remain in office and continue to serve until their successors are duly elected and qualify.  You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees, or WITHHOLD your vote from any one or more of the nominees.  If you elect to withhold authority for any individual nominee or nominees, you may do so by making an “X” in the box marked “FOR ALL EXCEPT,” and by writing the name(s) of such nominee or nominees on the applicable proxy card.  In the event of cumulative voting, the eight (8) nominees for the Board who receive the most votes will be elected.  If no stockholder provides notice of an intention to cumulate votes in the election of directors, directors will be elected by a plurality of all the votes cast at a meeting in which directors are being elected.  In the event of cumulative voting, abstentions and broker non-votes, if any, will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.  In the event that votes are not cumulated in the election of directors, abstentions and broker non-votes, if any, will have no effect on the result of the vote.

Approval of Proposal 2 requires a majority of the votes cast.  Abstentions and broker non-votes, if any, will have no effect on the result of the vote on Proposal 2, although they will be considered present for the purpose of determining the presence of a quorum.

SOLICITATION OF PROXIES

If you cannot attend the meeting, the accompanying proxy card should be used to instruct the persons named as proxies to vote your shares in accordance with your directions. The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained therein. In the absence of instructions, shares represented by properly executed proxies will be voted FOR the election of the eight (8) individuals designated hereinafter as nominees for the Board, and FOR the ratification of the appointment of Squar Milner, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018.  As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, proxies received by the Board of Directors will be voted in the discretion of the named proxy holders.

Attendance at the Annual Meeting will not revoke a previously submitted proxy unless you actually vote in person at the meeting.  For shares you hold beneficially in street name, you may change your vote by submitting a new voting instruction to your broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

If you are a stockholder of record, you may revoke a proxy at any time before it is voted at the Annual Meeting by:

(a)	delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company at 1282 Pacific Oaks Place, Escondido, CA 92029; or

(b)	attending the Annual Meeting and voting in person; or

(c)	authorizing a proxy to vote via the Internet or by telephone with new voting instructions.

The expense of soliciting proxies, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials for the Stockholders Meeting, the Annual Report, and the cost of Internet and telephone posting and voting will be paid by the Company.  In addition to solicitation by mail, our directors, officers and employees and representatives from Donnelly Financial Solutions, P.O. Box 932721, Cleveland, OH 44193 may solicit proxies by telephone, Internet or otherwise.  Our directors, officers and employees will not be additionally compensated for the solicitation, but may be reimbursed for their out-of-pocket expenses.  The Company will pay Donnelly Financial Solutions a fee to maintain the Internet and telephone voting services and perform the solicitation of proxies.  Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such materials.  Donnelly Financial Solutions will receive a fee of approximately $7,500 for its services and will be reimbursed for its out-of-pocket expenses, but did not require the Company to advance any payment in anticipation of incurring those costs.

CONFIDENTIALITY

The Company will keep all the proxies, ballots and voting tabulations private, except as necessary to meet applicable legal requirements.  We will permit the Inspector of Elections and our outside legal counsel to examine these documents.  The Company will, however, disclose the total votes received for and against each proposal in a Form 8-K filing following the Annual Meeting as required by law.

ELECTRONIC DELIVERY OF COMPANY STOCKHOLDER COMMUNICATIONS

Company stockholders will be able to view the Proxy Statement and Annual Report over the Internet in addition to receiving paper copies in the mail.  Please follow the instructions provided in your Proxy Materials and on your proxy card or the instructions provided when you authorize your vote over the Internet by going to the website www.proxypush.com/presidiopt.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 30, 2018.  The Proxy Statement and Annual Report to stockholders are available at www.proxydocs.com/presidiopt.

ANNUAL REPORT AND FINANCIAL STATEMENTS OF THE COMPANY

The annual report of the Company, containing financial statements for the fiscal year ended December 31, 2017, is included with this Proxy Statement and is available at www.proxydocs.com/presidiopt.

PROPOSALS ON WHICH YOU MAY VOTE

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS MAY SUBMIT THEIR PROXIES VIA THE INTERNET AT WWW.PROXYPUSH.COM/PRESIDIOPT OR VIA TELEPHONE AT 1-866-249-5360.

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Bylaws and as fixed by our Board of Directors, the number of members of the Board is currently set at eight (8) directors.

At the meeting, you will be asked to elect eight (8) directors to the Board.  The following current directors will be up for re-election at the Annual Meeting:  William H. Allen, David T. Bruen, Shirley Y. Bullard, Larry G. Dubose, Kenneth W. Elsberry, Jack K. Heilbron, Sumner J. Rollings, and Thomas E. Schwartz.  For your review and consideration, a biography of each nominee for director is contained in this Proxy Statement under the section titled Corporate Governance – Director Nominees. The term of office of each individual elected to be a director of the Company will be until the next annual meeting of stockholders or until such individual’s successor is duly elected and qualifies.  If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the Board.  In no event, however, can the proxies be voted for a greater number of individuals than the current size of the Board.

DIRECTOR NOMINEES

Set forth below are the names of the individuals nominated as directors, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. The table below provides the skills and qualifications of each director..  The director qualifications currently focus on what the Nominating and Corporate Governance Committee believes to be essential competencies to effectively serve on the Board in conjunction with the director qualification standards and selection criteria outlined by the Corporate Governance Guidelines.  In reviewing and considering potential nominees for the Board, the Nominating and Corporate Governance Committee will review at the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience as a board member of another publicly held company, the candidate’s professional and academic experience relevant to the Company’s industry, the strength of the candidate’s leadership skills, the candidate’s experience in finance and accounting and/or executive compensation practices, and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, as well as the candidate’s geographic background, gender, age and ethnicity. The Nominating and Corporate Governance Committee and the Board have concluded that each of the nominees for election to the Board should serve as a member of the Board at the time of filing the Proxy.

	Jack K. Heilbron	Kenneth W. Elsberry	Larry G. Dubose	William H. Allen	David T. Bruen	Shirley Y. Bullard	Sumner J. Rollings	Thomas E. Schwartz
Financial & Accounting Expertise	X	X	X	X	X		X	X
Multi-industry/Corporate Management Experience	X	X	X	X	X	X
Real Estate experience	X	X	X	X	X		X	X
Human Resource and Compensation Practices experience	X	X	X			X	X
Director, officer or former officer of public company	X	X		X				X
Officer or former officer of emerging company	X	X	X			X	X	X
Community Involvement	X	X	X	X	X	X	X	X
Personal and Professional Integrity, Ethics and Values	X	X	X	X	X	X	X	X

DIRECTOR BIOGRAPHIES

Name and (Age)	Business Address

William H. Allen (72)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Allen was elected as a director in 2009 and has served as our Chair of the Audit Committee since March 2010. For 28 years, Mr. Allen was employed with PricewaterhouseCoopers and was the tax partner in charge of the San Diego, California office until his retirement in 2000. From 2002 to 2006, Mr. Allen served as Chairman of the Board of Directors for Arrowhead General Insurance, and was on the Board of Directors for The Copley Press, Inc. until January 2010. He is a member of the American Society of Certified Public Accountants, and the California Society of Certified Public Accountants. Mr. Allen graduated from the University of Arizona with a Bachelor of Science degree in accounting. Because of his prior experience as a director and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Allen is a qualified candidate for the Board of Directors.

David T. Bruen (73)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Bruen has served as a director since 2008. Mr. Bruen retired in January 2008 from San Diego National Bank after six years as a senior commercial lending officer. During the previous 17 years, Mr. Bruen was in commercial lending for mid-size businesses in San Diego County for First Interstate Bank, Wells Fargo Bank, Mellon 1st Business Bank, and San Diego National Bank. He is a Life Member of the Holiday Bowl Committee and has been a member of the Presidents Association for Palomar College, Financial Executives International, the San Diego MIT Enterprise Forum, and the Association for Corporate Growth. Mr. Bruen is a graduate of San Diego State University and has an M.B.A. from the University of Southern California. Because of his prior experience with banks and his achievements in the community, the Nominating and Corporate Governance Committee determined that Mr. Bruen is a qualified candidate for the Board of Directors.

Shirley Y. Bullard (66)	1282 Pacific Oaks Place Escondido CA 92029

Ms. Bullard has served as a director since December 2011 and is the Chief Administrative Officer and Vice President of Human Resources with The Ken Blanchard Companies, an international leadership and management training company based in Escondido, California, which she joined in 1998. Prior to joining The Ken Blanchard Companies, Ms. Bullard served as the Director of Personnel Support Services and Director of Personnel Commission for the Poway Unified School District, a Public K-12 school district in North County San Diego, California. Previously, Ms. Bullard provided 18 years of service with the U.S. Navy as Director of Labor Relations and Deputy Officer for Equal Opportunity/Affirmative Action. From 1995 to 2008, Ms. Bullard served on the Board of Directors for Mission Federal Credit Union, and she is currently on the Board of Directors for the School for Integrated Academics and Technologies, a position she has held since 2005. Ms. Bullard holds a Juris Doctorate and a Bachelor of Science of Law degree from Thomas Jefferson School of Law. Because of her prior experience in human resources and personnel matters, the Nominating and Corporate Governance Committee determined that Ms. Bullard is a qualified candidate for the Board of Directors.

Larry G. Dubose (68)	6605 Cypresswood Drive, Suite 185 Spring, TX 77379

Mr. Dubose has served as a director since June 2005 and was our Chair of the Audit Committee until March 2010. In connection with Presidio Property Trust, Inc. entering into a management agreement with Dubose Model Homes, USA, Mr. Dubose became an employee of Presidio Property Trust, Inc. on March 1, 2010 and has served as Chief Financial Officer, Treasurer, and a director of NetREIT Dubose since its inception. He has also served as Chief Executive Officer of NetREIT Advisors, one of our wholly-owned subsidiaries, since its inception. From 2008 to 2010, Mr. Dubose was President of Dubose Model Homes, USA, a residential real estate investment company headquartered in Houston, Texas that he founded in 1985, a position he also held until 2004. Prior to forming that company, Mr. Dubose served as Vice President and Chief Financial Officer of a full service real estate brokerage company in Houston for six years. From June 1973 to February 1976, he served as a staff accountant with PricewaterhouseCoopers f/k/a Price Waterhouse. Mr. Dubose graduated with a B.A. degree in Accounting from Lamar University in 1973. Although not active at present, Mr. Dubose is a Certified Public Accountant in the state of Texas. He also holds a real estate brokerage license. Because of his prior experience in real estate and his extensive financial background, the Nominating and Corporate Governance Committee determined that Mr. Dubose is a qualified candidate for the Board of Directors.

Kenneth W. Elsberry (79)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Elsberry served as our Chief Financial Officer until April 1, 2016 and Treasurer since our inception until his retirement on December 31, 2017. Mr. Elsberry has served as a director since our inception until 2008 before he commenced serving as a director again in 2010. Mr. Elsberry previously served as Vice President and Chief Financial Officer of NetREIT Advisors and NTR Property Management, Inc., until December 31, 2017. He is a member of the California Society of Certified Public Accountants and American Institute of Certified Public Accountants. From December 2004 to October 2007, Mr. Elsberry served as Chief Financial Officer of Trusonic, Inc., a startup technology company based in San Diego, California. Mr. Elsberry also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), from March 10, 2001 until 2005 and was formerly the Chief Financial Officer and a director of Centurion Institutional Services. From 1994 until its dissolution in 1999, Mr. Elsberry served as Chief Financial Officer of Clover Income and Growth REIT. Mr. Elsberry received his Bachelor of Science degree in accounting from Colorado State University. Because of his extensive experience in accounting and financial services, the Nominating and Corporate Governance Committee determined that Mr. Elsberry is a qualified candidate for the Board of Directors.

Jack K. Heilbron (67)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Heilbron has served as a director and officer since our inception. Mr. Heilbron also has served as Chairman of the Board of Directors and President and Chief Executive Officer of NetREIT Dubose Model Home REIT, Inc. since its inception, and has served as President of NetREIT Advisors and NTR Property Management, Inc. since their inceptions. Mr. Heilbron was a founding officer, director, and stockholder of the former CI Holding Group, Inc. and of its subsidiary corporations (Centurion Counsel, Inc., Bishop Crown Investment Research Inc., PIM Financial Securities Inc., Centurion Institutional Services Inc. and CHG Properties, Inc.) and currently serves as Chief Executive Officer and Chairman of Centurion Counsel, Inc., a licensed investment advisor. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act, from

2001 until 2005. From 1994 until its dissolution in 1999, Mr. Heilbron served as the Chairman and/or director of Clover Income and Growth REIT. Mr. Heilbron graduated with a B.S. degree in Business Administration from California Polytechnic College, San Luis Obispo, California. Because of his prior experience as a director and his experience with other REITs, the Nominating and Corporate Governance Committee determined that Mr. Heilbron is a qualified candidate for the Board of Directors.

Sumner J. Rollings (69)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Rollings has served as a director since April 2001 and is the current Chair of the Nominating and Corporate Governance Committee. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act, from March 10, 2001 until 2005. From 2001 to 2014, Mr. Rollings owned and operated the Wagon Wheel Restaurant as the Chief Executive Officer of Rolling Wheel Restaurant, Inc., in Escondido, California. From May 1999 to May 2001 Mr. Rollings served as sales executive for Joseph Webb Foods of Vista, California and previously from 1985 to 1999, as sales executive for Alliant Food Service Sales. Because of his experience owning and operating a business, the Nominating and Corporate Governance Committee determined that Mr. Rollings is a qualified candidate for the Board of Directors.

Thomas E. Schwartz (77)	1282 Pacific Oaks Place Escondido CA 92029

Mr. Schwartz has served as a director since April 2001. He also served as a director of the Centurion Counsel Funds, an investment company registered under the Investment Company Act, from March 10, 2001 until 2005. Mr. Schwartz is a former member of the Financial Planning Association and the National Association of Insurance and Financial Advisors. Since March 1999, he has served as a director of Gold Terra, Inc., a closely-held Nevada corporation which participates in mining operations for gold, silver and other valuable mineral deposits. Mr. Schwartz became a Certified Financial Planner in 1990 and an Independent Certified Financial Planner in 2001 but is now retired. Because of his prior experience as a director and his extensive financial qualifications, the Nominating and Corporate Governance Committee determined that Mr. Schwartz is a qualified candidate for the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends that stockholders vote FOR each of the nominees set forth above.

CORPORATE GOVERNANCE

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Policy Governing Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board or one or more members of the Board, including our Lead Independent Director or the non-management directors as a group, by sending an email to krichman@presidiopt.com or in writing in care of the Corporate Secretary of Presidio Property Trust, Inc., at our principal office, 1282 Pacific Oaks Place, Escondido, California, 92029.  All appropriate correspondence will be promptly forwarded by the Secretary,  to the director or directors for whom it is intended.

Board Committees

The Board has adopted a charter for the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.  The Board may, from time to time, establish certain other committees to facilitate the management of the Company.  The Company has also adopted Corporate Governance Guidelines.  The Committee Charters and the Corporate Governance Guidelines are posted on the Company’s website at www.presidiopt.com and will be provided without charge upon request to the Corporate Secretary, Presidio Property Trust, Inc., 1282 Pacific Oaks Place, Escondido, California, 92029.  The information contained on the Company’s website is not incorporated by reference into and does not form a part of this Proxy Statement. The table below indicates the members and chair of each Board Committee.

	Audit	Compensation	Nominating and Corporate Governance
William H. Allen	Chair
David T. Bruen	x
Shirley Y. Bullard		Chair	x
Sumner J. Rollings	x	x	Chair
Thomas E. Schwartz			x

Board Independence

The Board has determined that each of the Company’s current directors and nominees, except for Mr. Heilbron, Mr. Elsberry, and Mr. Dubose, has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and is “independent” within the meaning of the listing standards of Nasdaq (the “Nasdaq Rules”) and the Company’s director independence standards.  The Board established and employed the following categorical standards (which are at least as restrictive as the “independent” standards of the Nasdaq Rules) in determining whether a relationship is material and thus would disqualify such director from being independent:

•	A director who, at any time during the past three years, was employed by the Company;

•	A director or their family member was employed by the Company as an Executive Officer during the past three years;

•

A director who accepted or who had a family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the past three years preceding the determination of independence other than compensation for board or board committee service, as a non-executive officer employee, or as benefits under a tax qualified retirement plan;

•

A director or their family member who is a current partner of the Company’s outside auditor or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

A director of the Company who, or has a family who is, employed as an Executive Officer of another entity where at any time during the past three years any of the Executive Officers of the Company served on the Compensation Committee of such other entity;

•

A director or their family member who is a partner in or controlling shareholder or Executive Officer of any organization to which the Company made, or from which the Company received, payments for property or services in the current or past three fiscal years that exceed 5% of the recipients consolidated gross revenues for that year, or $200,000, whichever is more.

Meetings and Attendance

The Board met five (5) times during 2017 and the various committees of the Board met a total of eleven (11) times.  For the 2017 fiscal year, all directors attended the total number of meetings of the Board and of the committees of the Board on which the director served during the year.  Although the Company has no policy with regard to Board members’ attendance at the Company’s Annual Meeting of Stockholders, the Company expects all Board members to attend any meeting of stockholders at which stockholders are anticipated by the Company to be present in person. To ensure free and open discussion among the Independent Directors of the Board, if necessary, the Independent Directors may meet prior to Board meetings, but in no event less than two (2) times per year.

Diversity

Our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in the Board as a whole when identifying and selecting nominees.  Our Nominating and Corporate Governance Committee utilizes a broad conception of diversity and will consider the candidate’s geographic background, gender, age and ethnicity. These and the additional factors described above under “Director Nominations”, and others are considered useful by our Nominating and Corporate Governance Committee and are reviewed in terms of assessing the needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure and Role in Risk Oversight

The Company believes the chosen leadership structure is the most appropriate for the Board of Director’s size and business.  Since our inception, Mr. Jack K. Heilbron has served as both Chairman of the Board and Chief Executive Officer.  The Company also has a Lead Independent Director, currently Mr. William Allen, Chair of the Audit Committee.  As Lead Independent Director, Mr. Allen is able to monitor and address any compliance issues, improprieties, or ethical considerations, including anonymous submissions by Company employees.

The Board believes the combined role of Chairman and Chief Executive Officer, together with a Lead Independent Director, is in the best interest of the Company because it provides the appropriate balance between strategic development and independent oversight of management.

Compensation Risk Assessment

We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. In establishing and reviewing our compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and thus do not encourage risk taking.  In addition, the annual bonus program appropriately balances risk and the desire to focus on goals important to our success without putting undue emphasis on any particular performance measure or encouraging unnecessary or excessive risk taking.  Furthermore, a significant portion of the compensation provided to our named executive officers may be in the form of equity awards that are important to help further align executives’ interests with those of our stockholders.  These awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to the value of our stock, and grants are subject to vesting or retention schedules to help ensure that executives always have significant value tied to our long-term stock performance.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Conduct (“Ethics Code”) for the Company that applies to all directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and which was revised on October 18, 2017.  The Ethics Code is posted on the Company’s web site at www.presidiopt.com under Investor/Corporate Governance. To the extent required by applicable SEC rules, we intend to post any future amendments to or waivers from the Ethics Code promptly following the date of such amendment or waiver on our website at www.presidiopt.com under “Investor/Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors of Presidio Property Trust, Inc. is comprised of Mr. Sumner J. Rollings (Chairman),  Mr. Thomas E. Schwartz, and Ms. Shirley Y. Bullard.  All the members of the Nominating and Corporate Governance Committee are “independent” within the meaning of the Nasdaq Rules and the Company’s director independence standards.   The Nominating and Corporate Governance Committee met twice during 2017.  The Nominating and Corporate Governance Committee’s principal responsibilities include:

•	Reviewing the purpose, structure and membership of the committees of the Board of Directors;

•	Reviewing the succession planning for the Company’s executive management;

•	Assisting the Board of Directors in developing and implementing our corporate governance guidelines;

•	Considering questions of possible conflicts of interest of the Board of Directors, as such questions arise;

•	Determining the size, needs and composition of the Board of Directors and its committees;

•	Monitoring a process to assess the effectiveness of the Board of Directors; and

•	Recommending nominations to the full Board of Directors.

Stockholder Recommendations of Director Candidates

The Nominating and Corporate Governance Committee’s policy is to consider candidates recommended by stockholders.  The stockholder must submit a resume of the candidate and an explanation of the reasons why such stockholder believes the candidate is qualified for service on the Board and how the candidate satisfies the Board criteria noted above.  The stockholder must also provide such other information about the candidate as would be required by the rules of the SEC to be included in a proxy statement.  In addition, the stockholder must include the consent of the candidate to serve as a director if elected and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination.  The stockholder must submit proof of ownership of the Company’s shares of stock.  See “Stockholder Proposals for 2019 Annual Meeting” in this Proxy Statement. All communications are to be directed to the Chairman of the Nominating and Corporate Governance Committee, c/o the Corporate Secretary, Presidio Property Trust, Inc. 1282 Pacific Oaks Place, Escondido, California, 92029.  Properly submitted stockholder recommendations will be evaluated by the Nominating and Corporate Governance Committee using the same criteria used to evaluate other director candidates.

Compensation Committee

The Compensation Committee is comprised of Ms. Shirley Y. Bullard (Chair) and Mr. Sumner J. Rollings.  All of the members of the Compensation Committee are “independent” within the meaning of the Nasdaq Rules and the Company’s director independence standards.  The Compensation Committee met three (3) times during 2017.  The Compensation Committee’s principal responsibilities include:

•

Reviewing and approving the corporate goals and objectives with respect to the compensation of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon this evaluation (either alone or, if directed by the Board of Directors, in conjunction with a majority of the independent directors on the Board of

Directors), setting our Chief Executive Officer’s compensation (our Chief Executive Officer may not be present during voting deliberations on his compensation);
•	Reviewing and setting or recommending to the Board of Directors the compensation of our executive officers other than the Chief Executive Officer;
•	Reviewing and providing oversight of our compensation philosophy and composition of our peer company community used for market comparisons;
•	Reviewing and approving or recommending to the Board of Directors our incentive compensation and equity-based plans and arrangements;
•	Performing a periodic evaluation of the Compensation Committee’s performance in fulfilling its duties and responsibilities under the Compensation Committee charter;
•	Reviewing and recommending to the Board of Directors the compensation of our non-employee directors;
•

To the extent that we are required to include a Compensation Discussion and Analysis (“CD&A”) in our Annual Report on Form 10-K or annual proxy statement, reviewing and discussing with management our CD&A and considering whether to recommend to our Board of Directors that our CD&A be included in the appropriate filing;

•	Preparing the annual Compensation Committee Report;
•	Reporting regularly to the Board of Directors regarding the activities of the Compensation Committee; and
•	Annually reviewing and reassessing our Compensation Committee charter and submitting any recommended changes to the Board of Directors for its approval.

The Compensation Committee may also delegate any or all of its responsibilities to a subcommittee of the Compensation Committee and/or delegate the authority to grant options or other equity rights to one or more officers of the Company in a manner that is in accordance with applicable law.

COMPENSATION NARRATIVE

Overview of Compensation Program

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. The Compensation Committee ensures that the total compensation paid is fair, reasonable, and competitive. The following narrative explains our compensation philosophy, objectives, policies, and practices with respect to our named executive officers to whom we refer to collectively as our “Named Executive Officers,” as determined in accordance with applicable SEC rules. The Compensation Committee does not utilize compensation consultants for executive or director compensation.

Compensation Objectives and Philosophy

The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by us and that aligns executives’ interests with those of the stockholders by rewarding performance above established goals with the ultimate objective of improving stockholder value. Together with the Chief Executive Officer, the Compensation Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions with superior ability, experience and leadership capability and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided to our employees, including our Named Executive Officers, should include both cash and stock-based compensation that rewards performance measured against established goals.

The Compensation Committee believes that measures such as growth in assets and number of properties, rental income, and FFO1 play an important part in setting compensation; however, the Compensation Committee also recognizes that often outside forces beyond the control of management, such as economic conditions, capital market conditions, changing retail and real estate markets, and other factors, may contribute to less favorable near-term results. The Compensation Committee also strives to assess whether management is making appropriate strategic decisions that will allow us to succeed over the long term and build long-term stockholder value. These may include ensuring that we have the appropriate leasing and acquisition pipelines to ensure a future stream of recurring and increasing revenues, assessing our risks associated with real estate markets and tenant credit, managing our debt maturities, and determining whether our staffing and general and administrative expense is appropriate given our projected operating requirements.

Say on Pay

In reviewing our compensation objectives and practices for 2017, the Compensation Committee and the Named Executive Officers were aware of the results of the June 2013 “say-on-pay” vote in which approximately 92% of the votes cast on such proposal voted to approve our executive compensation practices, and the “say-on-pay frequency” vote in which 79% of the votes cast voted in favor of a review of such compensation every three years, which we viewed as generally supportive of our compensation philosophy and practices. We held a special meeting for “say-on-pay” on November 21, 2016 but a quorum for the special meeting was not achieved. Since the special meeting was neither convened nor adjourned to a later date, we included the “say-on-pay” proposal in the proxy for the 2017 annual meeting held on July 29, 2017. The “say-on-pay” proposal was approved at the 2017 annual meeting in which approximately 91% of the votes cast on such proposal voted to approve our executive compensation practices. The next “say-on-pay” vote will take place in 2019, which will also include a “say-on-pay frequency” vote as well.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes direct compensation decisions with respect to the compensation of Mr. Heilbron, our Chairman, President and Chief Executive Officer, and establishes the general parameters within which it establishes the compensation for our other Named Executive Officers and may also review equity awards to other officers and employees. Our Chief Executive Officer is not present for any deliberations or decisions on his own compensation.

[1]

FFO is widely used as a key measure of financial performance by REITs. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. For a reconciliation of FFO to net income, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Supplemental Financial Measure: Funds From Operations (“FFO”)” in our Annual Report on Form 10-K for the year ended December 31, 2017.

The Chief Executive Officer reviews the performance of other Named Executive Officers and officers annually and makes recommendations with respect to salary adjustments, bonuses and equity award amounts for such officers. The Compensation Committee may choose to exercise its discretion in modifying any recommended adjustment or award.

Peer Group for Executive Compensation Purposes

The Compensation Committee reviewed a comprehensive schedule of executive compensation information included in proxy statements for publicly-traded REITs with a business focus similar to ours to assist it in considering the compensation and in determining an appropriate peer group in connection therewith.

Based on such review, the Compensation Committee selected the following eight REITs as its peer group for 2017:

BRT Apartments Corp.	One Liberty Properties, Inc.
Cedar Realty Trust, Inc.	TIER REIT, Inc.
City Office REIT, Inc.	Urstadt Biddle Properties Inc.
Franklin Street Properties Corp.	Whitestone REIT

In determining the compensation of our Named Executive Officers, the Compensation Committee considered the compensation of our Named Executive Officers relative to the compensation of the named executive officers of our peer group members. The Compensation Committee reviewed compensation information from the foregoing peer group in connection with its determinations of the 2017 base salaries, target bonuses and equity awards for our Named Executive Officers. However, the Compensation Committee did not attempt to set our compensation levels or awards at a certain targeted level with respect to the comparable company data or otherwise rely entirely on that data to determine Named Executive Officer compensation. Instead, as described above and consistent with past practice, the Compensation Committee members relied on their judgment and experience in setting those compensation levels and making those awards, after reviewing our performance and carefully evaluating a Named Executive Officer’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with our Company, current compensation arrangements and long-term potential to enhance stockholder value. We expect that the Compensation Committee will continue to review comparable company data in connection with setting the compensation we offer the Named Executive Officers to help ensure that our compensation programs are competitive and fair.

Total Compensation

Total annual compensation consists of base salary, cash incentives, and long-term equity incentive compensation in the form of restricted stock. In setting the total annual compensation for our Named Executive Officers, information on the performance of each Named Executive Officer for the prior year and market data covering peer group salaries are utilized. This evaluation is comprised of both a quantitative assessment as well as a qualitative assessment. The target levels for the total annual compensation of our Named Executive Officers and management team are less than the average of the peer group, primarily due to our size and status as a nontraded REIT. We believe that this is an appropriate target that contemplates both the quantitative and qualitative elements of each position and rewards performance. In addition, this approach allows us to attract and retain skilled and talented executives to guide and lead our business and supports a “pay for performance” culture.

Annual Cash Compensation

Base Salary

Each of our Named Executive Officers receives a base salary to compensate him for services performed during the year. When determining the base salary for each of our Executive Officers, the market levels of similar positions, discounted for size, at the peer group companies, the performance of the Named Executive Officer, the experience of the Named Executive Officer in his position, and the other components of compensation and total compensation are considered. The base salary of our Chief Executive Officer is established by the terms of his employment agreement. The Named Executive Officers are eligible for annual increases in their base salaries.

Annual Non-Equity Compensation

A significant portion of each Named Executive Officer’s compensation is in the form of an annual cash bonus. These annual bonuses are primarily based upon quantifiable company performance objectives. This practice is consistent with our compensation objective of supporting a performance-based environment. An annual determination is made as to the appropriate split between company-wide and executive specific goals based upon an assessment of the appropriate balance. Each year, the Compensation Committee sets for the Chief Executive Officer a threshold, target and maximum bonus that may be awarded to him if the threshold goals are achieved. No specific target bonus was established for Mr. Dubose for 2017 and his bonus was determined at the discretion of the Chief Executive Officer and the Compensation Committee.

For 2017, the Compensation Committee established the following goals for Mr. Heilbron and set a target cash bonus of 60% of his base salary:

2017 Goal	Percentage of Base Salary	% of Company Goal
Achieve MFFO Budget	24%	40%
Property Budget	12%	20%
Sarbanes-Oxley Compliance	12%	20%
Obtain Line of Credit	6%	10%
Grow Assets	6%	10%

The Compensation Committee did not award Mr. Heilbron neither a cash nor equity restricted stock bonus for 2017.

Long-Term Incentive Compensation

We grant long-term equity incentive awards to our Named Executive Officers as part of our overall compensation package. These awards are consistent with our policies of fostering a performance-based environment and aligning the interests of our senior management with the financial interests of our stockholders. When determining the amount of long-term equity incentive awards to be granted, the following factors are considered based upon current year performance and three-year historical performance: our business performance, such as growth in FFO and performance of real estate assets (including, but not limited to, occupancy, same property net operating income growth and leasing spreads); the responsibilities and performance of the executive, such as how they performed relative to their delineated goals; value created for our stockholders, such as total stockholder return (defined as distributions plus capital appreciation for a given year or period) compared to sector average and net asset value; strategic accomplishment, such as identifying strategic direction for us, and market factors, such as navigating the current economic climate and the strength of the balance sheet and debt maturities.

We compensate our Named Executive Officers for long-term service to us through grants of restricted shares. In 2012 and prior years, these shares vested equally over three years for all officers. Beginning with restricted stock awards granted in 2013, a larger number of restricted shares were granted to some Named Executive Officers where the shares vest over a ten-year period. The aggregate value of the long-term incentive compensation granted is based upon established goals including an assessment of FFO as compared to budgeted or targeted goals, FFO growth year over year as compared against the peer group, the identification of strategic initiatives, their execution and individual performance, anticipated long-term benefits to stockholders, and overall stockholder value based upon the above metrics and in relation to the peer group performance. Distributions are paid on the entirety of the grant from the grant date. No restricted stock awards were granted to our Named Executive Officers for during 2017.

Perquisites and Other Personal Benefits

We provide our Named Executive Officers with perquisites and other personal benefits, including payment of premiums for an additional life insurance policy, an auto allowance and the payment of country club dues for Mr. Heilbron, that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

We maintain a 401(k) retirement savings plan for all employees on the same basis, which provides matching contributions at the rate of 100% of the employee’s contributions up to 4% of their salary. In 2017, employees could contribute up to $18,000 of their salary, subject to annual limits under the Code. Named Executive Officers are also eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance, in each case, on the same basis as other employees.

NAMED EXECUTIVE OFFICERS OF THE COMPANY

Certain information about the Named Executive Officers of the Company is set forth below, including their ages, their positions with the Company, their principal occupations or employment for at least the past five years, the length of their tenure as officers and the names of other public companies in which such persons hold or have held directorships during the past five years.  Each Named Executive Officer of the Company may be removed from office at any time by a majority vote of the Board with or without cause.

Name of Officer (Age)	Position With The Company	Business Experience
Jack K. Heilbron (67)	Chairman of the Board, President and Director, Presidio Property Trust, Inc.	Please see “Director Nominees” for a description of Mr. Heilbron’s Principal Occupation.
Larry G. Dubose (68)	CFO of Dubose Model Home REIT, Inc., Chief Executive Officer of NetREIT Advisors LLC, and Director of Presidio Property Trust.	Please see “Director Nominees” for a description of Mr. Dubose’s Principal Occupation.

Named Executive Officer Compensation Table

The following table sets forth information concerning the compensation earned by the Company’s Named Executive Officers for the fiscal years ended December 31, 2017 and 2016.

Name and Principal Position	Year	Salary	Stock Awards (1)	Nonequity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Jack K. Heilbron	2017	$333,900	$137,600	$ —	$ 97,755	$569,255
Chairman of the Board, President and Chief Executive Officer	2016	$321,059	$140,000	$156,000	$160,081	$777,140
Larry G. Dubose	2017	$150,000	$75,250	$ 78.750	$49,712	$353,712
CFO of NetREIT Dubose Model Home REIT, Inc., CEO of NetREIT Advisors, LLC	2016	$100,000	$75,000	$105,000	$51,088	$331,088
Grant Harbert	2017	$55,381	$ —	$ —	$9,821	$65,202
Former Chief Financial Officer(4)	2016	$185,000	$43,000	$ —	$11,064	$239,064
(1)

The amounts shown represent the aggregate grant date fair value of awards granted during each fiscal year shown, computed in accordance with FASB ASC Topic 718. This does not represent the compensation expense recognized for the fiscal years shown for financial statement reporting purposes. For a discussion of the valuation assumptions used to determine the grant date fair values for awards granted in 2017 and 2016, see Note 12 to the Financial Statements for the year ended December 31, 2017 included in the Company’s Form 10-K for the year-ended December 31, 2017.

(2)	Bonuses shown for 2016 were earned based on 2016 performance and paid in January 2017. Bonuses shown for 2017 were earned based on 2017 performance and paid in March of 2018.
(3)	The following table sets forth the components of All Other Compensation included above:

Name and Principal Position	Year	Distributions Paid on Restricted Stock	Matching Contributions to 401(k) Plan	Group Term Life Insurance Payments	Auto Allowance	Country Club	PTO Payment	Total of Other Compensation
Jack K. Heilbron	2017	$59,520	$10,800	$16,612	$2,467	$8,356	$ —	$97,755
	2016	$73,165	$12,000	$16,606	$10,187	$8,940	$39,183	$160,081

Larry G. Dubose	2017	$25,407	$11,693	$612	$12,000	$ —	$ —	$49,712
	2016	$29,589	$8,393	$606	$12,500	$ —	$ —	$51,088

Grant Harbert	2017	$1,682	$7,533	$606	$ —	$ —	$ —	$9,821
	2016	$1,011	$8,841	$1,212	$ —	$ —	$ —	$11,064
(4)	We and Mr. Harbert agreed to end Mr. Harbert’s service as our Chief Financial Officer effective as of April 18, 2017. In connection with his separation, he forfeited 8,333 shares of restricted stock.

Employment Agreements

On October 18, 2017, we entered into a new employment agreement with Mr. Heilbron, which superseded and replaced his prior employment agreement.

Pursuant to his employment agreement, Mr. Heilbron’s annual base salary is $333,900, subject to increase in the discretion of the Board or the Compensation Committee. Mr. Heilbron is also eligible to earn an annual bonus pursuant to our bonus plan for senior executives based on the achievement of targets and other objectives established by the Board or the Compensation Committee for each fiscal year. The employment agreement provides that Mr. Heilbron’s target annual bonus is up to 100% of his base salary. Mr. Heilbron is eligible to participate in all other incentive plans, practices, policies and programs, welfare benefit plans, and all savings and retirement plans, practices, policies and programs, in each case, that are generally applicable to our senior executives. We will also provide to Mr. Heilbron: (a) a supplemental life insurance policy on Mr. Heilbron’s life on terms and conditions agreed to between us and Mr. Heilbron, (b) use of an automobile at our expense, selected by our mutual agreement with Mr. Heilbron, and (c) club dues for membership at a country club of Mr. Heilbron’s choosing.

Mr. Heilbron’s employment agreement provides that if his employment is terminated by us without “cause” or by Mr. Heilbron for “good reason” (each as defined in the employment agreement), then, subject to his execution and non-revocation of a release of claims, he will be entitled to receive the following payments and benefits:

•

a lump-sum cash payment in an amount equal to the average of the annual bonuses received by Mr. Heilbron during the immediately preceding two years, payable within 10 days following the release effective date;

•

for up to 12 months following Mr. Heilbron’s termination of employment, healthcare benefits for Mr. Heilbron and his eligible dependents which are substantially the same and at the same cost as the benefits provided to our currently active employees; and

•

100% of the outstanding and unvested stock options, restricted stock and other equity awards granted to Mr. Heilbron under our equity incentive plans (other than performance-based vesting awards) will become immediately vested and exercisable in full effective as of the date of termination.

The employment agreement contains confidentiality covenants by Mr. Heilbron which apply indefinitely and non-competition covenants by Mr. Heilbron which apply during the term of his employment. The foregoing severance provisions under Mr. Heilbron’s employment agreement are substantially the same as the severance benefits to which he was entitled under his previous employment agreement.

Effective April 19, 2017, the Company and Mr. Dubose mutually agreed that his employment agreement will no longer be in effect. However, Mr. Dubose remains the Chief Executive Officer of NetREIT Advisors as an at-will employee. Prior to its termination, the employment agreement for Mr. Dubose provided that if, during the term of the agreement, Mr. Dubose was terminated by us without “cause” or he terminated his employment for “good reason,” he would be paid or provided with (1) the aggregate amount of (i) his earned but unpaid base salary through the date of termination, paid on the date of termination, and (ii) a cash payment equal to the average of the cash bonus payments received by him during the two years immediately preceding the termination date, payable no later than 30 days following such termination, (2) continued participation for him and his dependents in the Company’s health plans for up to 12 months after the termination date at the same cost to him as immediately prior to such termination, and (3) accelerated vesting of any outstanding and unvested equal awards (other than performance-based vesting awards) granted to him under the Company’s equity incentive plans. As a condition to receiving certain of the foregoing severance payments and benefits, Mr. Dubose would be required to execute and not revoke a release of claims in favor of the Company. The agreement also contained customary confidentiality and non-competition provisions.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding restricted stock awards held by our Named Executive Officers on the last day of our fiscal year ended December 31, 2017.

		Stock Awards
Name	Grant Date(1)	Number of Shares or Units that have not Vested(2)	Market Value of Shares or Units that have not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested
Jack K. Heilbron	1/02/2013	5,814	$50,000	-	-
	1/02/2014	6,977	$60,002	-	-
	1/02/2015	11,395	$97,997	-	-
	1/04/2016	13,023	$111,998	-	-
	1/03/2017	14,400	$123,840	-	-
Larry G. Dubose	1/02/2013	4,360	$37,496	-	-
	1/02/2014	4,188	$36,019	-	-
	1/04/2016	6,977	$60,002	-	-
	1/03/2017	7,875	$67,725	-	-

(1)

Represents an award of shares of restricted stock. One-tenth (1/10th) of the restricted stock award will vest on December 31 of the year in which the award is granted and an additional one-tenth (1/10th) of the restricted stock award will vest on each anniversary of such date thereafter, subject to the Named Executive Officer’s continued employment.

(2)	Represents the number of unvested shares of restricted stock as of December 31, 2017.
(3)

Since there is no public trading in the Company’s stock, the market value has been calculated using $8.60 per share, which represents the approximate amount of net proceeds per share received from the price of $10.00 in the Company’s private placement offering that terminated on December 31, 2011, multiplied by the number of outstanding restricted stock awards for each Named Executive Officer.

Director Compensation

We compensate the directors with cash compensation and awards of restricted stock. We do not have a written policy regarding director compensation. Our Compensation Committee meets at least annually to review, and determine and approve, as appropriate, director compensation for the next fiscal year, including cash and equity compensation, reimbursement for travel and related expenses, and similar matters. The Compensation Committee may also meet during the year, as appropriate, to discuss compensation matters such as grants of restricted stock to our directors in connection with their services as chairs of Board committees, and related matters. Where a director is also an employee of the company, such director is not paid separate compensation for services rendered as a director.

The directors received a cash stipend of $10,000 per meeting in 2017 and reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board or committees of the Board. No shares of restricted stock were granted for performance in 2017.

Name	Year	Fees earned Or Paid in Cash(1)	Stock Awards (2)	All Other Compensation (3)	Total
William H. Allen	2017	$40,000	$25,800	$10,099	$75,899
David T. Bruen	2017	$40,000	$21,500	$10,972	$72,472
Shirley Y. Bullard	2017	$40,000	$21,500	$8,809	$70,309
Sumner J. Rollings	2017	$40,000	$21,500	$18,254	$79,754
Thomas E. Schwartz	2017	$40,000	$21,500	$15,019	$76,519
(1)	We paid each non-employee director a cash stipend for each meeting. This was $10,000 in 2017.
(2)

The amounts shown represent the aggregate grant date fair value of awards made during respective year, computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used to determine the grant date fair values of these awards, see Note 10 to the Financial Statements for the year ended December 31, 2017 included in the Company’s Form 10-K, as determined in accordance with FASB ASC Topic 718. The restricted stock awards vest over a three year period.

(3)	For all directors, the amount represents distributions declared on shares of restricted stock during the respective years.

As of December 31, 2017, our non-employee directors held the following shares of restricted stock: William H. Allen, 3,396 shares; David T. Bruen, 2,829 shares; Shirley Y. Bullard, 2,829 shares; Sumner J. Rollings, 2,829 shares; and Thomas E. Schwartz, 2,829 shares.

AUDIT COMMITTEE

General

The Audit Committee is comprised of Mr. William H. Allen, Mr. David T. Bruen and Mr. Sumner J. Rollings. Mr. Allen has been a member of and the Chair of the Audit Committee since February 2010. The Board of Directors has determined that Mr. Allen qualifies as an “audit committee financial expert,” as defined by the SEC. All of the members of the Audit Committee are “independent” within the meaning of the Nasdaq Rules, our director independence standards, and the audit committee requirements of the SEC. Our Board of Directors has determined that each of these members is “financially literate” under the Nasdaq Rules.

The Audit Committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee also shares responsibility for performing risk assessment. The Audit Committee is responsible for discussing with management the guidelines, policies and processes relied upon and used by management to assess and manage our exposure to risk.

The Audit Committee ensures that procedures have been established for the receipt, retention and treatment of complaints from our employees on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters or other potentially material risks.

The Audit Committee’s principal responsibilities include:

•	Assisting the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and reporting practices;
•	Reviewing and monitoring compliance with our code of ethics and conduct;

•	The ultimate authority over the appointment, retention, compensation, oversight and evaluation of the work of our independent registered public accounting firm;
•	Preparing the report that the SEC requires in our annual proxy statement; and
•	The selection, approval and engagement of our independent registered public accounting firm, including approving any special assignments given to the independent accounting firm and reviewing:
•	The independence of the independent registered public accounting firm;
•	Any audit and non-audit services to be performed by the independent registered public accounting firm;
•	Our guidelines and policies with respect to risk assessment and risk management; and
•	Our compliance with legal and regulatory requirements.

In determining whether to reappoint the independent registered public accounting firm as our independent auditor, the Audit Committee takes into consideration a number of factors, including audit fees, the expertise of the lead audit partner with respect to real estate and, specifically REITs, the length of time the firm has been engaged by us, the quality of the Audit Committee’s ongoing discussions with its independent registered public accounting firm and an assessment of the professional qualifications, external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports relating to our independent registered public accounting firm and past performance of the firm’s lead audit partner responsible for our audit. The Audit Committee has also been involved in the selection of the lead audit partner.

AUDIT COMMITTEE REPORT

The Audit Committee met six (6) times during 2017.   The Audit Committee responsibilities are more fully described in its revised charter, which is available on our website at www.presidiopt.com.

Management of the Company has the primary responsibility for the preparation of the financial statements as well as executing the financial reporting process, principles and internal controls.  The independent registered public accounting firm is responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee is responsible for assisting the Board in overseeing the conduct of these activities by the Company's management and the independent auditors.

The Audit Committee, with respect to the audit of the Company’s 2017 audited consolidated financial statements, reports as follows:

•

The Audit Committee and management met with Squar Milner LLP (our independent registered public accounting firm), in advance of the 2017 audit, to discuss the annual audit planning. The discussions include identifying critical audit areas, accounting and reporting controls and the overall audit approach.

•	The Audit Committee has reviewed and discussed the audit of the financial statements, for the year ended December 31, 2017, with Squar Milner and with Presidio’s management.
•	The Audit Committee has discussed with Squar Milner the matters required by Statement on Auditing Standard No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from Presidio.  The Audit Committee has also considered whether the independent registered accounting firm's other non-audit services to the Company are compatible with maintaining the registered public accounting firm's independence.

•

Following discussions and a complete review of the financial statements, the Committee approves and authorizes for filing, the financial report filings (Forms 10-K &10-Q's) prior to management filing of these statements with the SEC. Based on the review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the December 31, 2017 audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC.

During the year ended December 31, 2017, Squar Milner served as our independent auditor and has continuously served in that capacity since 2009. The Audit Committee has the right, however, to select a new auditor at any time in the future in its discretion if it deems the change would be in our best interests. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

Audit Fees and Pre-Approval Policies

The following table presents fees for professional services rendered by Squar Milner for fiscal years 2016 and 2017:

	2017	2016
Audit fees for year-end financial statements	$115,000	$115,000
Quarterly review fees	40,500	40,500
Acquisition audit related fees	45,000	-
Consulting and other matters	-	-
Total fees	$200,500	$155,500

Audit fees represent fees for professional services in connection with our annual audit of our consolidated financial statements and quarterly reviews. Other SEC fees include acquisition audits, consents and other accounting related services. The Audit Committee reviews and approves these fees in advance taking into consideration the quality and timing of service and the competitiveness of the fees charged. The audit committee believes that audit independence has not been impaired as a result of the non-audit services provided.

Submitted on April 13, 2018 by the members of the Audit Committee of the Board.

William H Allen, Chairman

David T. Bruen

Sumner J. Rollings

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 30, 2018, relating to the beneficial ownership of shares of our common stock by (1) each director and executive officer named in the Summary Compensation Table, and (2) all executive officers and directors as a group. We are not aware of any persons who beneficially own more than 5% of our outstanding shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

Name of Beneficial Owner	Number of Shares of Series A Common Stock	% of Total Outstanding Shares (1)
William H. Allen	34,664(2)	*
David T. Bruen	37,406(3)	*
Shirley Y. Bullard	30,826(4)	*
Larry G. Dubose	89,347(5)	*
Kenneth W. Elsberry	104,417(6)	*
Grant Harbert	1,720(7)	*
Jack K. Heilbron	211,234(8)	1.19%
Sumner J. Rollings	62,174(9)	*
Thomas E. Schwartz	50,895(10)	*
Adam Sragovicz	5,053(11)	*

All Current Directors and Executive Officers as a Group (10 people)	627,736	3.53%
*	Less than 1%.
(1)

Assumes 17,794,777 shares of Series A Common Stock par value $0.01 per share (“Series A Common Stock”), of the Company issued and outstanding as of March 30, 2018, which includes shares of nonvested restricted stock that vest annually during the years ending December 2019 through December 31, 2026.

(2)	Includes an aggregate of 34,664 shares of Series A Common Stock, of which 3,396 shares are nonvested restricted stock that vests equally on an annual basis at December 31, 2018 and 2019.
(3)	Includes an aggregate of 37,406 shares of Series A Common Stock, of which 2,829 shares are nonvested restricted stock that vests equally on an annual basis at December 31, 2018 and 2019.
(4)	Includes an aggregate of 30,826 shares of Series A Common Stock, of which 2,829 shares are nonvested restricted stock that vests equally on an annual basis at December 31, 2018 and 2019.
(5)

Includes an aggregate of 89,347 shares of Series A Common Stock, of which 23,400 shares are nonvested restricted stock that vests 3,317 shares evenly for the next five years and 2,445 shares in the sixth year, 1,747 shares in the seventh and eighth year and 875 shares in the ninth year.

(6)

Includes an aggregate of 104,417 shares of Series A Common Stock, of which 30,102 shares are nonvested restricted stock that vests as follows: 5,603 shares evenly for each of the next two years, 4,070 shares for each of the following three years, 3,197 shares in the sixth year, 2,326 shares in the seventh year and 1,163 shares in the eighth year.

(7)	Includes aggregate of 10,053 shares of Series A Common Stock, of which 8,333 shares were forfeited due to his April 18, 2017 departure and of which 1,720 shares remain outstanding.

(8)

Includes (i) an aggregate of 7,535 shares of Series A Common Stock held by Puppy Toes, Inc., of which Mr. Heilbron is the controlling shareholder, and its subsidiaries, (ii) 132,076 shares of Series A Common Stock held by Mr. Heilbron, (iii) 20,013 shares of Series A Common Stock held by Mr. Heilbron’s spouse and (iv) 51,610 shares of Series A Common Stock which are nonvested restricted stock that vests as follows: 7,181 shares evenly for each of the next five years, 6,020 shares in the sixth year, 4,857 shares in the seventh year, 3,228 shares in the eighth year and 1,600 shares in the ninth year.

(9)	Includes an aggregate of 62,174 shares of Series A Common Stock, of which 2,829 shares are nonvested restricted stock that vests equally on an annual basis at December 31, 2018 and 2019.
(10)	Includes an aggregate of 50,895 shares of Series A Common Stock, of which 2,829 shares are nonvested restricted stock that vests equally on an annual basis at December 31, 2018 and 2019.
(11)	Includes an aggregate of 5,053 shares of Series A Common Stock, of which 3,333 shares are nonvested restricted stock that vests equally on an annual basis at December 31, 2018 and 2019.

Related Party Transactions

In the last two fiscal years, there have been no transactions in which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of the Company’s common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC rules require the Company’s officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Insiders”), to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.  Insiders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Effective with the filing of Form 10 with the SEC in May 2008, the officers and directors, and persons who own more than 10% of a registered class of our equity securities were required to file the initial report of ownership and reports of changes in ownership.  We have reviewed copies of reports provided to us, as well as other records and information for the fiscal year ended December 31, 2017. Based on that review, we concluded that all reports were timely filed.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors currently anticipates that it will engage Squar Milner LLP as our independent auditor to audit our financial statements for the year ending December 31, 2018, subject to agreeing on fee estimates for the audit work.  A representative of Squar Milner LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from our stockholders.

Although it is not required to do so, our Board is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment.

In the event stockholders fail to ratify the appointment, our Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

Our Board unanimously recommends a vote FOR ratification of the appointment of Squar Milner, LLP as our independent registered public accounting firm for the year ending December 31, 2018.

OTHER BUSINESS

Management does not intend to present any business at the meeting not mentioned in this Proxy Statement, and at the time of preparation of this Proxy Statement knows of no other business to be presented.  If any other matters are properly brought before the meeting or at any postponement or adjournment thereof, the appointed proxies will vote all proxies on such matters in accordance with their discretion.

Other Information Regarding the Company’s Proxy Solicitation

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

In accordance with Rule 14a-8 under the Exchange Act, to be considered for inclusion in the proxy statement relating to the Company’s 2018 Annual Meeting of Stockholders, stockholder proposals must have been received no later than December 22, 2017.  Our Secretary has not received any valid notice of any such matter to be presented by a stockholder at our Annual Meeting.

A stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for the 2019 Annual Meeting of Stockholders much be received by our Company by December 14, 2018.  Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. To be considered for presentation at the 2019 Annual Meeting, although not included in the Company’s proxy statement, proposals, under our current Bylaws, must generally be received no earlier than November 14, 2018 and no later than 5:00 p.m. Pacific Time on December 14, 2018 and must be submitted in accordance with the requirements of our current Bylaws.  Proposals that are not received in a timely manner will not be voted on at the 2019 Annual Meeting.  If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.  All stockholder proposals should be marked for the attention of the Secretary of the Company at 1282 Pacific Oaks Place, Escondido, California 92029.

ANNUAL REPORT ON FORM 10-K

Company stockholders will receive in the mail or be able to view the Proxy Statement and Annual Report over the Internet at www.proxyvote.com by following the instructions provided in your Notice of Internet Availability of Proxy Materials or by going to the website www.proxydocs.com/presidiopt and following the provided instructions.  The annual report contains important information about the Company and its financial condition that is not included in the Proxy Statement.  If you prefer a paper copy of the proxy materials, you may request one by calling 1-866-249-5360.

BY ORDER OF THE BOARD OF DIRECTORS

KATHRYN RICHMAN,

Corporate Secretary

Dated:  April 13, 2018

ANNUAL MEETING OF PRESIDIO PROPERTY TRUST, INC.  Annual Meeting of Presidio Property Trust, Inc. to be held on Wednesday, May 30, 2018  for Holders as of March 30, 2018  This proxy is being solicited on behalf of the Board of Directors  Date: May 30, 2018 Time: 8:30 A.M. PDT  Place: 1282 Pacific Oaks Place, Escondido, CA 92029  Please separate carefully at the perforation and return just this portion in the envelope provided.  Please make your marks like this: Use dark black pencil or pen only  VOTE BY:   INTERNET  Board of Directors Recommends a Vote FOR proposals 1, and 2.  TELEPHONE  Call  Go To  www.proxypush.com/PRESIDIOPT  • Cast your vote online.  • View Meeting Documents.  866-249-5360  1: Election of Directors  Directors  Recommend  • Use any touch-tone telephone.  • Have your Proxy Card/Voting Instruction Form ready.  • Follow the simple recorded instructions.  OR   Withhold  For  01 William H. Allen  02 David T. Bruen  03 Shirley Y. Bullard  04 Larry G. Dubose  05 Kenneth W. Elsberry  06 Jack K. Heilbron  07 Sumner J. Rollings  08 Thomas E. Schwartz  For   MAIL  For  • Mark, sign and date your Proxy Card/Voting Instruction Form.  • Detach your Proxy Card/Voting Instruction Form.  • Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  For  OR  For  For  For  The undersigned hereby appoints Jack K. Heilbron & Kathryn Richman, and each or either of them, as the true and  lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each  of them, to vote all the shares of capital stock of Presidio Property Trust, Inc. which the undersigned is entitled to  vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may  be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful  attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking  any proxy heretofore given.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN,  SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2.  All votes must be received by 11:59 P.M., PDT, May 29, 2018.  For  For   For Against Abstain  2: To ratify the appointment of Squar  Milner LLP as the Company’s Independent  Registered Public Accounting Firm for the  fiscal year ending December 31, 2018.  For  PROXY TABULATOR FOR  PRESIDIO PROPERTY TRUST, INC.  P.O. BOX 8016  CARY, NC 27512-9903  Authorized Signatures - This section must be completed for your Instructions to be executed.  EVENT #   CLIENT #    Please Sign Here Please Date Above   Please Sign Here Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign. Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Presidio Property Trust, Inc. Annual Meeting of Stockholders  May 30, 2018 at 8:30 a.m. PDT  This Proxy is Solicited on Behalf of the Board of Directors   The undersigned appoints Jack K. Heilbron & Kathryn Richman (the “Named  Proxies”) and each of them as proxies for the undersigned, with full power of  substitution, to vote the shares of common stock of Presidio Property Trust, Inc.,  a Maryland corporation (“the Company”), the undersigned is entitled to vote at  the Annual Meeting of Stockholders of the Company to be held at the Company’s  corporate office at 1282 Pacific Oaks Place, Escondido, CA 92029, on Wednesday,  May 30, 2018 at 8:30 a.m. PDT and all adjournments thereof.  The purpose of the Annual Meeting is to take action on the following:  1. Proposal 1;  2. Proposal 2; and  3. Transact such other business as may properly come before the Annual  Meeting or any adjournment or postponement of the Annual Meeting.  The 8 directors up for re-election are: William H. Allen, David T. Bruen,  Shirley Y. Bullard, Larry G. Dubose, Kenneth W. Elsberry, Jack K. Heilbron,  Sumner J. Rollings, and Thomas E. Schwartz.  The Board of Directors of the Company recommends a vote “FOR” all nominees  for director and “FOR” each proposal.  This proxy, when properly executed, will be voted in the manner directed  herein. If no direction is made, this proxy will be voted “FOR” all nominees for director and “FOR” each proposal. In their discretion, the Named Proxies  are authorized to vote upon such other matters that may properly come  before the Annual Meeting or any adjournment or postponement thereof.  You are encouraged to specify your choice by marking the appropriate box  (SEE REVERSE SIDE) but you need not mark any box if you wish to vote  in accordance with the Board of Directors’ recommendation. The Named  Proxies cannot vote your shares unless you sign and return this card.  Please separate carefully at the perforation and return just this portion in the envelope provided.  To attend the meeting and vote your shares in person, please mark this box.